Exhibit 99.1

Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Nephros Announces CEO Retirement and Succession Plan

Robert Banks to Be Named President and Chief Executive Officer;

Andy Astor to Remain as Advisor and Interim Chief Financial Officer

SOUTH ORANGE, NJ, May 8, 2023 – Nephros, Inc. (Nasdaq: NEPH), a leading water technology company providing filtration solutions to the medical and commercial markets, today announced that Andy Astor, President and Chief Executive Officer, will retire in the coming months, and that Robert Banks will be named President and Chief Executive Officer effective on the first business day after the filing of Nephros’ Form 10-Q for the quarter ended March 31, 2023. Mr. Banks is also expected to be appointed to the Nephros Board of Directors.

Andy Astor will remain with Nephros as an advisor to Mr. Banks and as interim Chief Financial Officer (CFO), while a search is conducted for a permanent CFO. As part of the transition, Mr. Astor will step down from the board of directors.

“I am very pleased to welcome Robert to Nephros,” said Andy Astor. “He brings more than two decades of experience in the water industry, along with a powerful record of growing sales across multiple businesses. I am also very pleased to transition into retirement with Nephros in its strongest position ever, having achieved cash-flow breakeven earlier than expected, and with 40% in year-over-year base revenue growth thus far in 2023. It has been my honor to serve this company, its people, and our customers and partners over the past six years.”

“The board of directors is excited to welcome Robert to lead the Nephros organization,” said Arthur Amron, a Nephros Director and partner of Wexford Capital LP, the Company’s largest shareholder. “His record of success as a commercial leader gives us the confidence that he is the right executive to lead Nephros as we seek to accelerate revenue growth and maintain cash-flow breakeven in 2023. We also wish Andy all the best in his retirement and thank him for his leadership in bringing Nephros to this exciting juncture.”

“I am thrilled to join the Nephros team,” said Robert Banks. “The company has a reputation for best-in-class technologies and extraordinary relationships with its partners and customers. With the recent preliminary announcement of strong revenue growth and improved cash flow, I am excited to have the opportunity to build the company from this point forward.”

Mr. Banks has a proven track record of delivering value through innovation and aligning the strengths of his organizations with customer needs to drive profitable growth. He spent nearly 20 years at GE, where he held a variety of commercial and engineering roles with small- and medium-sized business units. After GE, he was Executive Director of Product Management at ITT Corporation, where he was responsible for sales and marketing of a leading commercial pump portfolio. Most recently, Mr. Banks was Vice President of Global Strategic Accounts at Danfoss Power Solutions.

About Nephros

Nephros is committed to improving the human relationship with water through leading, accessible technology. We provide innovative water filtration products and services, along with water-quality education, as part of an integrated approach to water safety. Nephros goods serve the needs of customers within the healthcare and commercial markets, offering both proactive and emergency solutions for water management.

For more information about Nephros, please visit us at nephros.com.

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding Nephros’ expected revenue and cash flows for the quarter ended March 31, 2023, expected future revenue growth and the timing of such growth, the timing of achieving positive cash flows and other statements that are not historical facts, including statements that may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including changes in business, Nephros’ ability to further develop its sales organization, Nephros’ dependence on third-party suppliers and distributors, inflationary factors and other economic and competitive conditions, the availability of capital when needed, and regulatory reforms. These and other risks and uncertainties are detailed in Nephros’ reports filed with the U.S. Securities and Exchange Commission. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Investor Relations Contacts:

Kirin Smith, President
PCG Advisory, Inc.
(646) 823-8656
ksmith@pcgadvisory.com

Andy Astor, CEO
Nephros, Inc.
(201) 343-5202 x120
andy.astor@nephros.com

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